Exhibit 10.2C
Table 1-7
777-323ER [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT] Aircraft
Aircraft Delivery, Description, Price and Advance Payments
[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

AAL-PA-01980
SA-20 APR 55725	SA-22
SA-22 APR 56305	Page 1
Boeing Proprietary